PRESS RELEASE




                                         Contact:       James S. Nelson
                                                        Executive Vice President
                                                        Steelton Bancorp, Inc.
                                                        (717) 939-1966


Steelton Bancorp, Inc.
Mechanics Savings Bank
51 S. Front Street
Steelton, PA  17113

OTC Electronic Bulletin Board "SELO"


                              FOR IMMEDIATE RELEASE
                              ---------------------


Steelton Bancorp Inc. Announces 5% Stock Repurchase Plan
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Steelton,  Pennsylvania  - September  20, 2001 - Harold  Stremmel,  President of
Steelton Bancorp, Inc. (the "Corporation"), Steelton, Pennsylvania, the holding company of Mechanics Savings Bank (the "Bank"), announced today that the Corporation's Board of Directors approved a plan to repurchase up to 15,000 of the outstanding shares of the company in open market purchases. This buyback represents a little more than 5% of the company's outstanding shares. It is anticipated that the company will complete this buyback over the next 12 months.

         The Bank is a federally chartered stock savings bank headquartered in Steelton, Pennsylvania. The Bank's deposits are federally insured by the Federal Deposit Insurance Corporation ("FDIC"). At August 31, 2001, Steelton Bancorp, Inc. had total assets and stockholders equity of $59.7 million and $5.5 million, respectively.

For further information contact:
James S. Nelson, Investor Relations Officer